EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-4 of Colorado Interstate Gas Company of our report dated March 29, 2005 relating to the consolidated financial statements and financial statement schedule of Colorado Interstate Gas Company, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
July 25, 2005